Exhibit 24.1

INGREDION INCORPORATED

POWER OF ATTORNEY

Form 10-K for the Fiscal Year Ended December 31, 2019

KNOW ALL MEN BY THESE PRESENTS, that I, as a director of Ingredion Incorporated, a Delaware corporation (the “Company”), do hereby constitute and appoint Janet M. Bawcom as my true and lawful attorney-in-fact and agent, for me and in my name, place and stead, to sign the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019, and any and all amendments thereto, and to file the same and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I have executed this instrument this 19th day of February, 2020.

/s/ Luis Aranguren-Trellez
Luis Aranguren-Trellez

/s/ David B. Fischer
David B. Fischer

/s/ Paul Hanrahan
Paul Hanrahan

/s/ Rhonda L. Jordan
Rhonda L. Jordan

/s/ Gregory B. Kenny
Gregory B. Kenny

/s/ Barbara A. Klein
Barbara A. Klein

/s/ Victoria J. Reich
Victoria J. Reich

/s/ Stephan B. Tanda
Stephan B. Tanda

/s/ Jorge A. Uribe
Jorge A. Uribe

/s/ Dwayne A. Wilson
Dwayne A. Wilson
/s/ James P. Zallie
James P. Zallie

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